UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36405	46-3769850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8670 Wolff Court, Suite 240 Westminster, Colorado	80031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

On May 29, 2014, Farmland Partners Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with unrelated third-party individuals to purchase all of the issued and outstanding capital stock of Hudye Farms U.S., Inc., a Colorado corporation (“HFUSI”), for an aggregate purchase price of $24.5 million. HFUSI owns a total of approximately 12,500 acres of row crop farmland located primarily in eastern Colorado, with a small portion of the farmland in western Kansas.

The acquisition is expected to close on or before June 12, 2014, subject to the satisfaction of certain customary closing conditions. There can be no assurance that these conditions will be satisfied or that the pending acquisition will be consummated on the terms described herein, or at all. The earnest money deposit under the Purchase Agreement is $1.0 million, which is non-refundable unless closing does not occur as a result of the sellers’ failure to satisfy certain conditions under the Purchase Agreement. The earnest money deposit will remain in escrow for one year after the date of closing to satisfy certain indemnification obligations of the sellers.

The Purchase Agreement contains customary representations, warranties and covenants of the parties. For a period of three years after the closing date or, with respect to tax matters, for the applicable statute of limitations period, the sellers have agreed to indemnify HFUSI and the Company for breaches of their representations, warranties and covenants under the Purchase Agreement and any liabilities of HFUSI existing on the closing date.

In connection with the acquisition, the Company expects to enter into three-year leases with six current third-party tenants of the farm. The sellers have guaranteed that the aggregate 2014 annual cash rent under the leases, including payment for property taxes, will be no less than approximately $1.3 million.

The Company issued a press release on May 29, 2014 announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.             Financial Statements and Exhibits

(d)   Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1*	Press Release, dated May 29, 2014.

*  Furnished herewith.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements regarding the completion of the pending acquisition and expected lease terms, within the meaning of the federal securities laws. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Certain factors that could cause actual results to differ materially from the Company’s expectations include satisfaction of the closing conditions to the Purchase Agreement described above and other risks detailed under “Risk Factors” in the Company’s final prospectus, dated April 10, 2014, relating to the Company’s initial public offering, and in the other documents the Company files with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, except to the extent required by law.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: June 4, 2014	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

3

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press Release dated May 29, 2014.

*  Furnished herewith.

4